Exhibit 7.2

FIRST AMENDMENT TO

AGREEMENT OF REORGANIZATION AND

PLAN OF MERGER

This First Amendment to Agreement of Reorganization and Plan of Merger (the “Agreement”), is made and entered into as of the date of last execution by the signatories and amends that certain Agreement of Reorganization and Plan of Merger dated March 6, 2023, by and among WorldWide Stages, LLC, a Tennessee limited liability company (the “Parent”), WorldWide Stages Spring Hill, LLC, a Tennessee limited liability company (“OpCo”), WorldWide Stages Spring Hill Realty, LLC, a Tennessee limited liability company (“PropCo”) (“Parent, OpCo and PropCo being sometimes individually referred to herein as a “Company” and collectively as the “Companies”), Worldwide Stages, Inc., a Tennessee corporation (“WWS”), and each of the securityholders of the Companies whose signatures appear on the signature pages hereto (each such person, a “Securityholder” and, collectively, the “Securityholders”). The Companies and the Securityholders are sometimes referred to herein, individually as a “Party”, and collectively, as the “Parties”. All defined terms used herein but not herein defined shall be as defined in the Agreement.

RECITALS

WHEREAS, the Companies, WWS, and the Securityholders entered into that certain Agreement of Reorganization and Plan of Merger dated March 6, 2023 (the “Agreement”); and

WHEREAS, the Agreement anticipated that WWS would be able to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) the Offering Statement and Offering Circular within 45 days after the date of the Agreement; and

WHEREAS, the required audit(s) of the Companies have not been completed within the time anticipated in the Agreement and the Parties desire to amend the Agreement to provide sufficient time for such required audit(s) to be completed and incorporated within the Offering Statement and Offering Circular;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Companies, WWS and each of the Securityholders hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.1. Offering Statement. The first sentence of Section 4.1 of the Agreement, entitled “Offering Statement” is hereby amended to read as follows:

As promptly as reasonably practicable (but in any event no later than June 15, 2023), WWS shall prepare and file with the U.S. Securities and Exchange Commission (“SEC”) and offering statement on Form 1- A (the “Offering Statement”), which shall contain an offering circular (the “Offering Circular”), pursuant to which WWS shall offer up to 7.5 million shares of WWS Class B Common Stock (the “Offering”), 1,500,000 shares of which shall be offered by the shareholders (the “Selling Shareholders”) listed on Schedule C to this Agreement.

1.2. Agreement Terms and Conditions Otherwise Unchanged. Except as set out herein in this First Amendment, all other terms and conditions of the Agreement shall remain the same and in full force and effect.

1.3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Parties have executed this Amendment, any entity by its duly authorized representative as of the date and year noted below adjacent to each signature.

Worldwide Stages, LLC		The following Securityholders of Worldwide Stages, LLC:

By:	/s/ Kelly Frey, Sr. 4/20/23	/s/ Shane Ellis
Name:	Kelly Frey Sr.	Shane Ellis
Title:	CEO
(as “Company” and as a Securityholder in Worldwide Stages Spring Hill, LLC)		/s/ Mark Long
Mark Long

Worldwide Stages Spring Hill, LLC		/s/ Kelly Frey, Sr. 4/20/23
Kelly Frey, Sr.
By:	/s/ Kelly Frey, Sr. 4/20/23
Name:	Kelly Frey Sr.	Valiant Worldwide Stages Re Cap, LLC
Title:	President
(for itself and as a Securityholder in Worldwide Stages Spring Hill Realty, LLC)		By:	/s/ Douglas Vander Weide
		Name:	Doug Vander Weide
		Title:	Managing Member
Worldwide Stages Spring Hill Realty, LLC

By:	/s/ Kelly Frey, Sr. 4/20/23
Name:	Kelly Frey Sr.
Title:	President

Valiant Worldwide Stages Spring Hill, LLC

By:	/s/ Douglas Vander Weide
Name:	Doug Vander Weide
Title:	Managing Member
(as Securityholder in Worldwide Stages Spring Hill, LLC)

Valiant Worldwide Stages Spring Hill Realty, LLC

By:	/s/ Douglas Vander Weide
Name:	Doug Vander Weide
Title:	Managing Member
(as securityholder in Worldwide Stages Spring Hill Realty, LLC)

Worldwide Stages, Inc.

By:	/s/ Kelly Frey, Sr. 4/20/23
Name:	Kelly Frey, Sr.
Title:	President

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